SEPARATION AGREEMENT AND RELEASE

     This Separation Agreement and Release (this "Agreement") is made and entered into as of this 30th day of March, 2001, by and between Gardenburger, Inc., an Oregon corporation ("Gardenburger") and Peter W. Shipp ("Employee") in order to provide the terms and conditions of Employee's termination of employment, and to fully and completely resolve any and all issues that Employee might have in connection with his employment with Gardenburger or the termination thereof.

     NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, the parties agree as follows:

1. SEPARATION. Employee is currently employed at Gardenburger. Employee's employment will terminate effective March 30, 2001 (the "Termination Date").

2.   PAY.

     2.1 WAGES. From the date of this Agreement through the Termination Date, Gardenburger will continue to pay Employee, on Gardenburger's normal bi-weekly pay dates, all wages owing to Employee.

     2.2  SEVERANCE PAY.

          2.2.1 Gardenburger agrees to pay Employee the sum of $80,000 as severance pay, such amount to be paid on a pro-rata basis ($13,333.33 per month) on Gardenburger's normal bi-weekly pay dates (beginning April 6, 2001) until the full amount is paid. No severance payment will be made to Employee until Employee executes and delivers this Agreement to Gardenburger and the revocation period described in Section 11 of this Agreement has expired. Employee agrees that these severance payments represent amounts to which he is not otherwise entitled but for this Agreement.

          2.2.2 If Employee has not found other employment by September 30, 2001, Gardenburger will continue to pay Employee $13,333.33 per month, reduced by any amounts that Employee earns from any source (including consulting work), on Gardenburger's normal bi-weekly pay dates, until December 31, 2001. In no event will Gardenburger be obligated to make any payments to Employee beyond December 31, 2001. Employee agrees that these severance payments represent amounts to which he is not otherwise entitled but for this Agreement.

     2.3 WITHHOLDINGS. All compensation paid to Employee under this Section 2 shall be subject to the customary withholding of federal and state income tax and other deductions required by law, or otherwise authorized, with respect to compensation paid by a corporation to an employee.

     2.4 ACCRUALS. Employee agrees to accept a payment of the sum of $3,212.31 (to be made on March 30, 2001) in full satisfaction of any accrued vacation pay or other form of accrued compensation benefits owing to him from Gardenburger, except for any amounts to which he may be entitled under Gardenburger's 401(k) plan.

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

     2.5 PAYMENT IN FULL. Employee acknowledges that, other than the severance to be paid under this Agreement, Gardenburger has paid him in full any and all sums due to him in connection with his employment with Gardenburger.

3. STOCK OPTIONS. Stock options, as granted, shall be administered in accordance with Gardenburger's applicable stock option plans and stock option agreements entered into between Gardenburger and Employee.

4. BENEFITS. All benefits being provided to Employee, if any, shall cease as of March 30, 2001, with the exception of Group Health COBRA coverage. As additional consideration, Gardenburger will pay the premium for the medical insurance coverage that Employee had with Gardenburger for himself and his spouse as of March 30, 2001, for a period ending upon the first to occur of (a) December 31, 2001; (b) the date on which Employee discontinues such coverage; or
(c) the date on which Employee obtains employment elsewhere.

5. OUTPLACEMENT ASSISTANCE. Upon Employee's request, Employee will be afforded outplacement assistance through a career transition services provider of Gardenburger's selection at a cost not to exceed $12,000. Employee must begin utilizing this service within 30 days after the Termination Date in order to be eligible for this benefit.

6.   RELEASE OF CLAIMS.

     6.1 In return for the benefits conferred by this Agreement, which Employee acknowledges that Gardenburger has no legal obligation to provide, Employee hereby releases and forever discharges Gardenburger, its predecessors, successors and assigns, and its past, present, and future insurers, representatives, officers, trustees, shareholders, directors, agents, insurers, attorneys, and employees, and their respective successors, assigns, executors, and administrators (collectively, the "Releasees"), of and from any and all claims, charges, complaints, actions, causes of action, liability, damages, costs, attorney fees, expenses of whatever nature, and demands of any kind (including without limitation those based in tort, contract, or statute, including without limitation, applicable state civil rights laws, Title VII of the Civil Rights Act of 1964, the Post-Civil War Rights Act, the Age Discrimination in Employment Act, 29 ss. USC 621 et seq, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Equal Pay Act of 1963, and any regulations under such laws) up to and including the date set forth below, whether known or unknown, foreseen or unforeseen, asserted or unasserted.

     6.2 Without limitation on the foregoing, Employee hereby accepts the payments set forth herein in full settlement and satisfaction of all claims, charges, complaints, actions, causes of action, and demands against Gardenburger or any of the Releasees of every nature and kind whatsoever, known or unknown, suspected or unsuspected, past, present or future on account of or in any way related to or arising from the employment relationship existing between them or the termination of that relationship. Employee agrees that he is lawfully

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

entitled to no payments, wages, compensation, or benefits from Gardenburger except as set forth in this Agreement, and except for any amounts to which he is entitled under the terms of Gardenburger's 401(k) plan and under the stock option agreements entered into between Gardenburger and Employee.

     6.3 Employee represents that he has no claims against or relating to Gardenburger pending or filed with any local, state, or federal agency as of the date this Agreement is signed; and that if any such claims are pending or filed, they will be immediately withdrawn or dismissed. Employee agrees that he will not assert any court action, lawsuit, or any other claim against Gardenburger or any other of the Releasees arising out of or in connection with any of the foregoing released claims, including without limitation any action, lawsuit, or claim arising out of or in connection with the employment relationship existing between Gardenburger and Employee or the termination of that relationship other than one based upon an alleged violation of this Agreement.

     6.4 Gardenburger hereby releases and forever discharges Employee and his heirs, successors, beneficiaries, agents, and attorneys, and their respective successors, assigns, executors, and administrators, of and from any and all charges, complaints, actions, causes of action, liability, damages, costs, attorney fees, expenses of whatever nature, and demands of any kind (including without limitation those based in tort, contract, or statute) arising from or based on claims of which any current member of Gardenburger's Board of Directors has actual knowledge as of the date of this Agreement.

7. NO ADMISSION OF LIABILITY. Nothing in this Agreement shall operate or be interpreted as an admission of liability as to any of the claims, charges, actions, or lawsuits released hereby.

8. NO CONTACT WITH GARDENBURGER EMPLOYEES. Employee will not initiate contact or communication with employees of Gardenburger without written permission from Scott C. Wallace, President and Chief Executive Officer of Gardenburger ("Mr. Wallace").

9. STATEMENTS REGARDING TERMINATION OF EMPLOYMENT. Gardenburger will inform employees and issue a press release stating that Employee has resigned to pursue other interests. Any statements by Employee and Mr. Wallace will be consistent with this provision, unless Gardenburger, Mr. Wallace, or Employee is otherwise required by law to provide additional information.

10. EMPLOYEE GIVEN 21 DAYS TO CONSIDER AGREEMENT. Gardenburger hereby advises Employee in writing to consult with an attorney before signing this Agreement and that he has a period of at least 21 days to consider whether to execute this Agreement. For purposes of this 21-day period, Employee acknowledges that a form of this Agreement was delivered to him on March 7, 2001. Employee understands that he may accept this Agreement at any time during the 21-day consideration period by signing and delivering it to Gardenburger.

11. REVOCATION. After signing the Agreement and delivering it to Scott C. Wallace, Employee may revoke this Agreement by written notice, delivered to Mr. Wallace, within seven days following his date of signature as set forth on page

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

5 of this Agreement. This Agreement becomes effective and enforceable after the seven-day period has expired, without revocation.

12. CONFIDENTIALITY. Employee agrees to keep the terms of this Agreement, specifically including without limitation, the amount of the severance pay, and the fact that he received severance pay, strictly confidential. Employee may disclose the terms of this Agreement to his spouse or significant other, or his accountant, attorney and tax authorities only as may be necessary for his financial affairs or as required by law.

13. NON-DISPARAGEMENT. Employee agrees to not make any derogatory statements, written or oral, of any nature whatsoever at any time about Gardenburger, its past or present employees, officers, or directors, or its products, operations, or any other aspect of Gardenburger's business, either publicly or privately, unless such statements are required by law.

14. EMPLOYEE PROPRIETARY RIGHTS AND CONFIDENTIALITY AGREEMENT, EMPLOYEE NON-COMPETITION AGREEMENT, AND CONFIDENTIALITY AGREEMENT. Employee acknowledges and reaffirms his obligations under the Employee Proprietary Rights and Confidentiality Agreement dated July 13, 1998, the Employee Non-Competition Agreement dated July 31, 1998, and the Confidentiality Agreement dated November 3, 1999. The terms of such Employee Proprietary Rights and Confidentiality Agreement, Employee Non-Competition Agreement, and Confidentiality Agreement are hereby incorporated herein and made a part of this Agreement. Employee agrees to strictly comply with the terms of those agreements.

15. RETURN OF PROPERTY. Employee agrees to return to Gardenburger, by no later than March 30, 2001, all of Gardenburger's property in his possession or under his control.

16. MISCELLANEOUS.

     16.1 ENTIRE AGREEMENT. This document, together with the obligations of Employee set forth in the Employee Proprietary Rights and Confidentiality Agreement, Employee Non-Competition Agreement, and Confidentiality Agreement described in Section 14 of this Agreement, constitutes the entire agreement of the parties relating to the subject matter of this Agreement and supersedes and replaces all other written and oral agreements and understandings heretofore made or existing by and between the parties or their representatives with respect thereto. There have been no representations or commitments by Gardenburger to make any payment or perform any act other than those expressly stated herein.

     16.2 WAIVER. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     16.3 BINDING EFFECT. All rights, remedies and liabilities herein given to or imposed upon the parties shall extend to, inure to the benefit of and bind, as the circumstances may require, the parties and their respective heirs, personal representatives, administrators, successors and permitted assigns; provided, however, that the obligations of Employee are personal and shall not be assigned by him.

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     16.4 AMENDMENT. No supplement, modification or amendment of this Agreement shall be valid, unless the same is in writing and signed by all parties hereto.

     16.5 SEVERABILITY. In the event any provision or portion of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected or invalidated thereby.

     16.6 ARBITRATION. Any dispute between the parties, including, without limitation, any dispute concerning or arising under this Agreement, shall be settled by binding arbitration using the Arbitration Service of Portland, Inc., and the rules and procedures thereof. The arbitration shall be conducted in Portland, Oregon, before a single arbitrator. A party substantially prevailing in the arbitration shall also be entitled to recover such amount for its costs and reasonable attorney fees incurred in connection with the arbitration as shall be determined by the arbitrator. Judgment upon the arbitration award may be entered in any court having jurisdiction. Nothing herein, however, shall prevent either party from resorting to a court of competent jurisdiction in those instances where injunctive relief may be appropriate. In the event of such litigation in the courts, the prevailing party shall be entitled to recover its reasonable attorney fees and other costs incurred in connection with that action or proceeding, including such costs and attorney fees incurred in connection with any appeal or petition for review.

     16.7 KNOWING AND VOLUNTARY AGREEMENT; NO PRESSURE OR COERCION. Employee acknowledges and agrees that the only consideration for this Agreement is the consideration expressly described herein, that he has carefully read the entire Agreement, that he has had the opportunity to review this Agreement and to have it reviewed and explained to him by an attorney and financial counsel of his choosing, that he fully understands its final and binding effect, and that he is signing this Agreement voluntarily, with the full intent of releasing Gardenburger from all claims, and without any undue pressure or coercion from Gardenburger.

                                              GARDENBURGER, INC.


/s/ Peter W. Shipp                            By: /s/ Scott C. Wallace
------------------------------                    ------------------------------
Peter W. Shipp                                    Scott C. Wallace
                                                  President and Chief Executive
                                                  Officer


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


STATE OF OREGON            )
                           )SS
COUNTY OF MULTNOMAH        )


On this 30th day of March, 2001, Peter W. Shipp personally appeared before me, a notary public for said county and state. Peter W. Shipp is known to be the same person described herein and he executed the foregoing instrument and acknowledged to me that he executed the same freely and voluntarily for the uses and purposes therein stated.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal.


[SEAL]
                                        /s/ Richard C. Busse
                                        ---------------------------------
                                        Notary Public for Oregon
                                        My commission expires:   12/21/03



STATE OF OREGON                                               )
                                                              )SS
COUNTY OF MULTNOMAH                                           )


On this 2nd day of April, 2001, Scott Wallace personally appeared before me, a notary public for said county and state. Scott Wallace is the President and Chief Executive Officer of Gardenburger, Inc., and he executed the foregoing instrument on the authority of its board of directors and acknowledged to me that he executed the same for the uses and purposes therein stated.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal.



[SEAL]                                  /s/ Amanda L. Cole
                                        ------------------------------
                                        Notary Public for Oregon
                                        My commission expires:  7/7/02






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